  Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
  Home Equity Loan Asset Backed Certificates, Series 1995-A
  Pooling and Servicing Agreement dated December 06, 1995

  Distribution Date                                                               6/20/97
  Collection Period                                                   05/01/97 - 05/31/97

  Balances and Factors

  Beginning Pool Balance                                                   400,459,045.86
  Beginning Invested Amount                                                384,649,650.82
  Beginning Investor Certificate Principal Balance                         379,361,928.82

  Ending Pool Balance                                                      392,061,326.36
  Ending Invested Amount                                                   377,541,344.94
  Ending Investor Certificate Principal Balance                            372,253,622.94

  Pool Factor                                                                   0.7743958

  Rates and Percentages
  Certificate Rate                                                                  5.958%
  Floating Allocation Percentage                                                    96.05%

  Collections
  Interest Collections (net of Servicing Fee)                                3,091,395.77
  Total Principal Collections                                               17,145,412.63
     Principal Collections(Net of TDA)                                      17,145,412.63
     Transfer Deposit Amounts                                                        0.00

  Servicer Advances                                                                  0.00
  Policy Draw Amount                                                                 0.00
  Deficiency Amount                                                                  0.00

  Investor Certificate Distributions (per $1,000 certificate)
  ----------------------------------------------------------------------------------------
  Total Investor Certificate Interest Distribution                              4.0489042
  ----------------------------------------------------------------------------------------
     Investor Certificate Interest                                              4.0489042
     Carryover Amount                                                           0.0000000
     Interest on Carryover Amount                                               0.0000000
     Overdue Investor Certificate Interest                                      0.0000000
     Interest on Overdue Investor Certificate Interest                          0.0000000

  ----------------------------------------------------------------------------------------
  Total Investor Certificate Principal Distribution                            14.7873441
  ----------------------------------------------------------------------------------------
     Principal Distribution Amount                                             13.9675968
     Investor Certificate Liquidation Loss Amount*                              0.8197473

  ----------------------------------------------------------------------------------------
  Total Investor Certificate Distribution                                      18.8362483
  ----------------------------------------------------------------------------------------

  Other Distributions
  Servicing Fee                                                                166,857.94
  Reimbursement of previous Servicer Advances                                        0.00

  *to be paid to Investor Certificateholders
  Charge Offs, Losses, Delinquencies and REO
  Current Period Charge Off Amounts                                                  0.00
  Current Period Liquidation Loss Amounts                                      410,259.41 (1)
  Current Period Investor Certificate Liquidation Loss Amounts                 394,054.16 (1)
  Accumulated Charge Off Amounts                                                     0.00
  Accumulated Liquidation Loss Amounts                                         877,953.39
  Accumulated Investor Certificate Liquidation Loss Amounts                    847,369.71

  ----------------------------------------------------------------------------------------
  30-59 Days Delinquent
    # of Accounts                                                                     125
    Principal Balance                                                        3,425,215.60

  60-89 Days Delinquent
    # of Accounts                                                                      28
    Principal Balance                                                          703,548.84

  90 and Greater Days Delinquent
    # of Accounts                                                                      23
    Principal Balance                                                          688,537.29

  REO
    # of Accounts                                                                       1
    Principal Balance                                                           48,017.56
  ----------------------------------------------------------------------------------------


  Outstanding Payments/Reimbursements

  Unpaid Carryover Amounts                                                           0.00

  Unreimbursed Servicer Advances                                                     0.00

  Unreimbursed Liquidation Loss Amount                                               0.00

  Defective/Eligible Substitute Mortgage Loans

  Current Period Aggregate
  Defective Mortgage Loans                                                   1,273,208.37

  Current Period Aggregate
  Eligible Substitute Mortgage Loans                                                 0.00





  Signet Bank, as Seller and Servicer

  Signed___________________________
  Name: Suzanne Bachman
  Title: Sr. Vice President

  (1) Increased Liquidation Loss Amount reflects a one-time change in Charge-off Policy.